UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12.

CEMPRA, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Explanatory Note

The sole reason for this filing is to provide the legends that follow the email text, which legends were inadvertently omitted from the original filing made on August 9, 2017.

Today, Cempra Inc., (Nasdaq:CEMP), a clinical-stage pharmaceutical company focused on developing differentiated anti-infectives for acute care and community settings to meet critical medical needs in the treatment of infectious diseases, and Melinta Therapeutics, a privately held company focused on discovering, developing, and commercializing novel antibiotics to treat serious bacterial infections, announced that the companies have entered into a definitive agreement under which Melinta will merge with a subsidiary of Cempra to create a leading, commercial stage antibiotics company with a comprehensive portfolio of assets developed to address the growing problem of antibiotic resistance.

Following are highlights surrounding the Cempra and Melinta transaction:

This transaction occurs at a time when many companies worldwide have halted or scaled back their efforts to develop antibiotics, and represents an important platform for the successful research, development and commercialization of new therapeutic options in the anti-infectives space.

Along with the U.S. FDA-approved Baxdela™ for the treatment of acute bacterial skin and skin structure infections (ABSSSI), including both gram-positive and gram-negative methicillin-resistant staphylococcus aureus (MRSA); the companies’ combined pipeline includes development programs for such increasingly difficult-to-treat diseases such as ABSSSI, community acquired bacterial pneumonia (CABP), complicated urinary tract infections (UTIs), urethritis/gonorrhea, conjunctivitis, and chronic bone and joint infections. See below for a link to a graphic of the combined company pipeline.

•	On a pro forma basis, and based upon the number of shares of Cempra common stock to be issued in the merger, current Cempra shareholders will own approximately 48 percent of the combined company and current Melinta shareholders will own approximately 52 percent of the combined company.

•	Cempra and Melinta will work together through a joint selection committee to identify the CEO leadership of the combined company, which will be named Melinta Therapeutics and will bring together a deep bench of management talent from both companies.

•	The transaction is expected to close in the fourth quarter of 2017, subject to the approval of the stockholders of each company as well as other customary conditions.

Interviews with Senior Management and additional background information are available upon request.

Thank you for your interest and consideration.

*        *        *

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed merger and other contemplated transactions (including statements relating to satisfaction of the conditions to and consummation of the proposed merger, the expected ownership of the combined company and the alternatives to the proposed merger) constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.

Risks and uncertainties for Cempra and Melinta and of the combined company include, but are not limited to: inability to complete the proposed merger and other contemplated transactions; liquidity and trading market for shares prior to and following the consummation of the proposed merger; costs and potential litigation associated with the proposed merger; failure or delay in obtaining required approvals by the SEC or any other governmental or quasi-governmental entity necessary to consummate the proposed merger, including our ability to file an effective proxy statement in connection with the proposed merger and other contemplated transactions, which may also result in unexpected additional transaction expenses and operating cash expenditures on the parties; failure to obtain the necessary stockholder approvals or to satisfy other conditions to the closing of the proposed merger and the other contemplated transactions; a superior proposal being submitted to either party; failure to issue Cempra common stock in the proposed merger and other contemplated transactions exempt from registration or qualification requirements under applicable state securities laws; risks related to the costs, timing and regulatory review of the combined company’s studies and clinical trials, including its ability to address the issues identified by the FDA in the complete response letter relating to Cempra’s new drug applications for solithromycin for community acquired bacterial pneumonia; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; inability or the delay in obtaining required regulatory approvals for product candidates, which may result in unexpected cost expenditures; failure to realize any value of certain product candidates developed and being developed, in light of inherent risks and difficulties involved in successfully bringing product candidates to market; inability to develop new product candidates and support existing products; inability to commercialize and launch any product candidate that receives regulatory approval, including Baxdela; the combined company’s anticipated capital expenditures, its estimates regarding its capital requirements and its need for future capital; uncertainties of cash flows and inability to meet working capital needs; cost reductions that may not result in anticipated level of cost savings or cost reductions prior to or after the consummation of the proposed merger; the approval by the FDA and EMA and any other similar foreign regulatory authorities of other competing or superior products brought to market; risks resulting from unforeseen side effects; risk that the market for the combined company’s products may not be as large as expected; inability to obtain, maintain and enforce patents and other intellectual property rights or the unexpected costs associated with such enforcement or litigation; inability to obtain and maintain commercial manufacturing arrangements with third party manufacturers or establish commercial scale manufacturing capabilities; loss of or diminished demand from one or more key customers or distributors; unexpected cost increases and pricing pressures; the possibility of economic recession and its negative impact on customers, vendors or suppliers; and risks associated with the possible failure to realize certain benefits of the proposed merger, including future financial, tax, accounting treatment, and operating results. Many of these factors that will determine actual results are beyond Cempra’s, Melinta’s, or the combined company’s ability to control or predict.

Other risks and uncertainties are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2016, as amended, filed with the SEC, and in other filings that Cempra makes and will make with the SEC in connection with the proposed transactions, including the proxy statement described below under “Important Information and Where to Find It.” Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release or presentation speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date after the date stated herein.

Important Information and Where to Find It

Cempra and Melinta and certain of their directors and executive officers may become participants in solicitation of proxies from Cempra stockholders in connection with the proposed transactions. Additional Information regarding persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of the Cempra stockholders in connection with the proposed merger, and who have interests, whether as security holders, directors or employees of Cempra or Melinta or otherwise, which may be different from those of Cempra stockholders generally, will be provided in the proxy statement and other materials to be filed with the SEC.

Each of Cempra’s board of directors, Garheng Kong, David Zaccardelli, Richard Kent, David Gill, Dov A. Goldstein, John H. Johnson, P. Sherrill Neff and Michael Dougherty; Cempra’s executive officers Mark W. Hahn (Executive Vice President and Chief Financial Officer), David Oldach (Chief Medical Officer) and John Bluth (Executive Vice President, Investor Relations and Corporate Communications); Melinta’s board of directors, Eugene Sun, Thomas Koestler, Erik Akhund, Kevin Ferro, Cecilia Gonzalo, Christopher Kiritsy, Pedro Lichtinger, Sean Murphy and John E. Sununu; and Melinta’s executive officers, John Temperato (President and Chief Operating Officer) and Paul Estrem (Chief Financial Officer); may be deemed “participants” in the solicitation of proxies from the Cempra stockholders in connection with the proposed transactions.

Information regarding Cempra’s directors’ and executive officers’ respective interests in Cempra by security holdings or otherwise is set forth in Cempra’s Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2016 filed with the SEC on April 13, 2017. The following is a list of current approximate shares of Cempra common stock beneficially held by each of the foregoing Cempra directors and officers listed above: Garheng Kong (132,114), David Zaccardelli (125,000),

Richard Kent (2,445,996), David Gill (98,750), Dov A. Goldstein (72,221), John H. Johnson (122,534), P. Sherrill Neff (2,690,286), Michael Dougherty (80,750), Mark W. Hahn (265,710), David Oldach (111,486) and John Bluth (14,063).

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. A definitive proxy statement and a proxy card will be filed with the SEC and will be mailed to Cempra’s stockholders seeking any required stockholder approvals in connection with the proposed transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT CEMPRA MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Stockholders may obtain, free of charge, copies of the definitive proxy statement and any other documents filed by Cempra with the SEC in connection with the proposed transactions at the SEC’s website (http://www.sec.gov), at Cempra’s website (http://investor.cempra.com/), or by writing to the Secretary, Cempra, Inc. at 6320 Quadrangle Drive, Suite 360, Chapel Hill, North Carolina 27517.